Exhibit 5.1

300 East Lombard Street, 18th Floor

Baltimore, MD 21202-3268

TEL 410.528.5600

FAX 410.528.5650

www.ballardspahr.com

November 9, 2016

Spirit Realty Capital, Inc.

2727 North Harwood Street

Suite 300

Dallas, Texas 75201

Re:	Spirit Realty Capital, Inc., a Maryland corporation (the “Company”) — Registration Statement on Form S-3 pertaining to an unspecified aggregate initial offering price or number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the shares of Common Stock (the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on August 21, 2013 and Articles of Amendment filed with the Department on May 13, 2014;

(ii)	the Third Amended and Restated Bylaws of the Company, dated as of August 27, 2015 (the “Bylaws”);

(iii)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of October 31, 2016 (the “Directors’ Resolutions”);

(iv)	a certificate of one or more officers of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

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BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

November 9, 2016

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(vii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraph 2 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous consent of all incumbent directors given in writing or by electronic transmission, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)

the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement will not, in the aggregate, exceed the number of shares of Common Stock authorized in the Charter of the Company less the number of shares of Common Stock authorized

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

November 9, 2016

and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized and the date subsequent to the date hereof on which the Securities are issued and delivered;

(f)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(g)	none of the Securities to be offered and sold subsequent to the date hereof will be issued in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company; and

(h)	none of the Securities to be offered and sold subsequent to the date hereof will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

November 9, 2016

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP